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                                APRIL 28, 1995

Columbia/HCA Healthcare Corporation
One Park Plaza
Nashville, Tennessee 37203

Ladies and Gentlemen:

     I am Senior Vice President and General Counsel of Columbia/HCA Healthcare Corporation, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (the "Registration Statement") relating to the exchange offer with respect to (i) $1,000 principal amount of the Company's Notes due June 1, 2005 (the "New 2005 Notes") plus an amount of cash based on a fixed spread formula described in the prospectus included in the Registration Statement (the "Prospectus"), for each $1,000 principal amount of 10 3/4% Subordinated Notes of Healthtrust, Inc -- The Hospital Company ("Healthtrust") due 2002 properly tendered, (ii) $1,000 principal amount of the Company's Notes due June 1, 2000 (the "New 2000 Notes") plus an amount of cash based on a fixed spread formula described in the Prospectus, for each $1,000 principal amount of 10 1/4% Subordinated Notes of Healthtrust due 2004 properly tendered and (iii) $1,000 principal amount of the Company's Notes due June 1, 2025 (the "New 2025 Notes") plus an amount of cash based on a fixed spread formula described in the Prospectus, for each $1,000 principal amount of 8 3/4% Subordinated Debentures of Healthtrust due 2005 properly tendered (collectively, the "Exchange Offers"). The New 2005 Notes, New 2000 Notes and New 2025 Notes are referred to collectively herein as the "New Securities." The New Securities will be issued under an Indenture (the "Indenture") dated as of December 15, 1993 entered into between the Company and The First National Bank of Chicago, as trustee (the "Trustee").

     I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions set forth below. I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the Exchange Offers and authorization, issuance and sale of the New Securities.

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Columbia/HCA Healthcare Corporation
April 28, 1995
Page 2

     Based upon the foregoing and subject to the proposed additional proceedings contemplated prior to the issuance of the New Securities and the due execution, authentication and delivery of the New Securities by the Company, I am of the opinion that:

    1. The Company is a corporation validly existing in good standing under the laws of the State of Delaware.

    2. The Issuance of the New Securities in the manner and on the terms set forth in the Registration Statement will be duly authorized by all necessary corporate action of the Company.

    3. The Indenture constitutes a legal, valid, binding and enforceable obligation of the Company, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

    4. The New Securities, when delivered as contemplated in the Registration Statement, will constitute legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

    5. The statements contained in the Prospectus filed with the Registration Statement under the caption "Certain Federal Income Tax Considerations", insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of the Exchange Offers.

    This opinion is limited in all respects to the federal laws of the United States of America and the Delaware General Corporation Law. You should be aware that the undersigned is licensed to practice law in the States of Minnesota and Texas but is not admitted to practice law in the State of Delaware. Accordingly, any opinion herein as to the laws of the State of Delaware is based solely upon review of the latest unofficial compilation of the Delaware General Corporation Law.

    I hereby consent to the use of my name under the caption "Legal Matters" in the Registration Statement and any prospectus which constitutes a part thereof and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ Stephen T. Braun

                                        Stephen T. Braun
                                        Senior Vice President
                                        and General Counsel